Exhibit 10.1

No. W-      ____Restricted Stock Units

2016 RESTRICTED STOCK UNIT AGREEMENT
This 2016 RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is between OCEANEERING INTERNATIONAL, INC. (the “Company”) and                  (the “Participant”), an employee of the Company or one of its Subsidiaries, regarding an award (“Award”) of          units (“Restricted Stock Units”) representing shares of Common Stock (as defined in the AMENDED AND RESTATED 2010 INCENTIVE PLAN OF OCEANEERING INTERNATIONAL, INC. (the “Plan”), awarded to the Participant effective February 18, 2016 (the “Award Date”), such number of Restricted Stock Units subject to adjustment as provided in Section 15 of the Plan, and further subject to the following terms and conditions:
1.Relationship to Plan. This Award is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee thereunder and are in effect on the date hereof. Except as defined or otherwise specifically provided herein, capitalized terms shall have the same meanings ascribed to them under the Plan.
2.    Vesting.
(a)    All Restricted Stock Units subject to this Award shall vest in full on the third anniversary of the Award Date, provided the Participant is in Service on such anniversary.
(b)    Restricted Stock Units subject to this Award shall vest, irrespective of the provisions set forth in Subparagraph (a) above, provided that the Participant has been in continuous Service from the Award Date until the December 15th following the later of (i) the Award Date, and (ii) his attainment of Retirement Age, in the following amounts provided the Participant is in Service on the applicable December 15th:
(i)    if such December 15th occurs within one year following the Award Date, on such December 15th, one-third of the Award shall be thereupon vested and an additional one-third of the Award shall vest on each of the two subsequent anniversaries of such December 15th;
(ii)    if such December 15th occurs between one and two years following the Award Date, on such December 15th, two-thirds of the Award shall thereupon be vested and an additional one-third of the Award shall vest on the subsequent anniversary of such December 15th; and

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(iii)    if such December 15th occurs between two and three years following the Award Date, on such December 15th, the entire Award shall thereupon be vested.
(c)    All Restricted Stock Units (and any substitute security and cash component distributed in connection with a Change of Control) subject to this Award shall vest in full, irrespective of the provisions set forth in Subparagraphs (a) or (b) above, provided that the Participant has been in continuous Service since the Award Date, upon the earliest to occur of:
(i)    the date the Company or any successor to the Company terminates the Participant’s Service for any reason on or after a Change of Control;
(ii)    the date on or after a Change of Control that:
(A)    the Participant’s aggregate value of total annual compensation (including salary, bonuses, long- and short-term incentives, deferred compensation and award of stock options, as well as all other benefits in force on the date immediately prior to a Change of Control) as an employee of the Company or one of its Subsidiaries is reduced to a value that is 95% or less of the value thereof on the date immediately prior to the Change of Control, or
(B)    the Participant’s scope of work responsibility as an employee of the Company or one of its Subsidiaries is materially reduced from that existing on the date immediately prior to the Change of Control, or the Participant as an employee of the Company or one of its Subsidiaries is requested to relocate more than 25 miles from his place of Service with the Company on the date immediately prior to the Change of Control;
(iii)    a Change of Control if the Participant is then a Nonemployee Director; or
(iv)    the Participant’s termination of Service by reason of Disability or death.
(d)    For purposes of this Agreement:
(i)    “Change of Control” means:
(C)    any Person is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act and the rules and regulations promulgated thereunder), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's outstanding Voting Securities, other than through the purchase of Voting Securities directly from the Company through a private placement; or

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(D)    individuals who constitute the Board on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the Directors comprising the Incumbent Board shall from and after such election be deemed to be a member of the Incumbent Board; or
(E)    the Company is merged or consolidated with another corporation or entity, and as a result of such merger or consolidation less than 60% of the outstanding Voting Securities of the surviving or resulting corporation or entity shall then be owned by the former shareholders of the Company; or
(F)    the consummation of a (i) tender offer or (ii) exchange offer by a Person other than the Company for the ownership of 20% or more of the Voting Securities of the Company then outstanding; or
(G)    all or substantially all of the assets of the Company are sold or transferred to a Person as to which:
(1)    the Incumbent Board does not have authority (whether by law or contract) to directly control the use or further disposition of such assets; and
(2)    the financial results of the Company and such Person are not consolidated for financial reporting purposes.
(H)    Anything else in this definition to the contrary notwithstanding:
(1)    no Change of Control shall be deemed to have occurred by virtue of any transaction which results in the Participant, or a group of Persons which includes the Participant, acquiring more than 20% of either the combined voting power of the Company’s outstanding Voting Securities or the Voting Securities of any other corporation or entity which acquires all or substantially all of the assets of the Company, whether by way of merger, consolidation, sale of such assets or otherwise; and
(2)     no Change of Control shall be deemed to have occurred unless such event constitutes an event specified in Code Section 409A(a)(2)(A)(v) and the Treasury regulations promulgated thereunder.

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(ii)    “Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The Participant’s inability and its anticipated duration shall be determined solely by a medical physician of the Participant’s choice to be approved by the Company, which approval shall not be unreasonably withheld.
(iii)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(iv)    “Nonemployee Director” means a nonemployee member of the Board.
(v)    “Service” means (a) employment with the Company or any of its Subsidiaries or (b) service as a Nonemployee Director.
(vi)    “Specified Employee” means an employee identified by the Company as a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) and the applicable guidance issued thereunder.
(vii)    “Person” means, any individual, corporation, partnership, “group” (as such term is used in Rule 13d-5 under the Exchange Act), association or other “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, and the related rules and regulations promulgated thereunder.
(viii)    “Retirement Age” means the earlier to occur of:
(A)    age 65 or more; or
(B)    age 60 or more with at least 15 years of continuous Service, provided that the Participant has remained in Service until the earlier to occur of (A) or (B).
(ix)    “Voting Securities” means, with respect to any corporation or other business enterprise, those securities, which under ordinary circumstances are entitled to vote for the election of directors or others charged with comparable duties under applicable law.

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3.    Forfeiture of Award. If the Participant’s Service terminates under any circumstances, except those provided in Paragraph 2 of this Agreement or in any other written agreement between the Participant and the Company which provides for vesting of the Restricted Stock Units granted hereby, all unvested Restricted Stock Units as of the termination date shall be forfeited as of the Participant’s termination date.
4.    Registration of Units. The Participant’s right to receive the Restricted Stock Units shall be evidenced by book entry registration (or by such other manner as the Committee may determine).
5.    No Dividend Equivalent Payments. The Company will not pay dividend equivalents on any outstanding Restricted Stock Units.
6.    Shareholder Rights. The Participant shall have no rights of a shareholder with respect to shares of Common Stock subject to this Award unless and until such time as the Award has been settled by the transfer of shares of Common Stock to the Participant.
7.    Settlement and Delivery of Shares.
(a)    Third Anniversary; Termination After Disability or Death; Certain Terminations of Employee by Company After Change of Control; Change of Control for Nonemployee Director. Settlement of Restricted Stock Units that vest in accordance with Subparagraph 2(a) or 2(c) above shall be made as soon as administratively practicable after the vesting date occurs, provided that in the case of a Participant who (1) attained Retirement Age prior to his Service termination date and (2) is a Specified Employee as of his Service termination date and whose units vest in accordance with Subparagraph 2(c) (other than due to death), such settlement shall be paid six months after such Participant’s Service termination date. Settlement will be made by payment in shares of Common Stock.
(b)    Termination After Attainment of Retirement Age But Prior to Third Anniversary of Award Date. Settlement of Restricted Stock Units that vest in accordance with Subparagraph 2(b) above to a Participant who terminates Service after attainment of his Retirement Age but prior to the third anniversary of the Award Date (and there has not been a Change of Control as addressed in Subparagraph 7(a)), other than due to Disability or death as provided in Subparagraph 2(c) above, shall be made as soon as administratively practicable after termination, provided that in the case of a Participant who is a Specified Employee as of his Service termination date, such settlement shall be paid six months after termination. Settlement will be made by payment in shares of Common Stock.
(c)    Attainment of Retirement Age Without Termination Prior to Third Anniversary of Award Date. Settlement of Restricted Stock Units that vest in accordance with Subparagraph 2(b) above to a Participant who continues Service through the third anniversary of the Award Date shall be made as soon as administratively practicable after the Restricted Stock Units would have otherwise vested by reason of Subparagraph 2(a). Settlement will be made by payment in shares of Common Stock.

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(d)    Delivery of Shares To Be Permitted Under Applicable Law. The Company shall not be obligated to deliver any shares of Common Stock if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.
8.    Notices. Unless the Company notifies the Participant in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement or the Plan shall be in writing addressed to the Corporate Secretary of the Company and shall be: (a) by registered or certified United States mail, postage prepaid, to 11911 FM 529, Houston, Texas 77041-3011; or (b) by hand delivery or otherwise to 11911 FM 529, Houston, Texas 77041-3011. Any such notice shall be deemed effectively delivered or given upon receipt.
Notwithstanding the foregoing, in the event that the address of the Company’s principal executive offices is changed prior to the date of any settlement of this Award, notices shall instead be made pursuant to the foregoing provisions at the then current address of the Company’s principal executive offices.
Any notice or other communication to the Participant with respect to this Agreement or the Plan shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices mailed by the Company to the Participant, five days after deposit in the United States mail, postage prepaid, addressed to the Participant at the address specified at the end of this Agreement or at such other address as the Participant hereafter designates by written notice to the Company.
9.    Assignment of Award. Except as otherwise permitted by the Committee and as provided in the immediately following paragraph, the Participant’s rights under the Plan and this Agreement are personal, and no assignment or transfer of the Participant’s rights under and interest in this Award may be made by the Participant other than by a domestic relations order. This Award is payable during his lifetime only to the Participant, or in the case of the Participant being mentally incapacitated, this Award shall be payable to his guardian or legal representative.
The Participant may designate a beneficiary or beneficiaries (the “Beneficiary”) to whom the Award under this Agreement, if any, will pass upon the Participant’s death and may change such designation from time to time by filing with the Company a written designation of Beneficiary on the form attached hereto as Exhibit A, or such other form as may be prescribed by the Committee; provided that no such designation shall be effective unless so filed prior to the death of the Participant and no such designation shall be effective as of a date prior to receipt by the Company. The Participant may change his Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Company. The last such designation that the Company receives in accordance with the foregoing provisions will be controlling. Following the Participant’s death, the Award, if any, will pass to the designated Beneficiary and such person will be deemed the Participant for purposes of any applicable provisions of this Agreement. If no such designation is made or if the designated

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Beneficiary does not survive the Participant’s death, the Award shall pass by will or, if none, then by the laws of descent and distribution.
10.    Withholding. The Company's obligations under this Agreement shall be subject to the satisfaction of all applicable withholding requirements including those related to federal, state and local income and Service taxes (the “Required Withholding”). The Company may withhold an appropriate amount of cash (with respect to the payment of dividend equivalents) or number of shares from the Common Stock that would otherwise have been delivered to the Participant (with respect to the settlement of the Award) necessary to satisfy the Participant’s Required Withholding, and deliver the remaining amount of cash or shares of Common Stock to the Participant, unless the Participant has made arrangements with the Company for the Participant to deliver to the Company cash, check, other available funds or shares of previously owned Common Stock for the full amount of the Required Withholding by 5:00 p.m. Central Standard Time on the date an amount is included in the income of the Participant. The amount of the Required Withholding and the number of shares to satisfy the Participant’s Required Withholding shall be based on the Fair Market Value of the shares on the date prior to the applicable date of income inclusion.
11.    Stock Certificates. Any certificates representing the Common Stock issued pursuant to the settlement of an Award will bear all legends required by law and necessary or advisable to effectuate the provisions of the Plan and this Award. The Company may place a “stop transfer” order against shares of the Common Stock issued pursuant to this Award until all restrictions and conditions set forth in the Plan or this Agreement and in the legends referred to in this Paragraph 11 have been complied with.
12.    Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Participant may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted in Paragraph 9 of this Agreement.
13.    No Service Guaranteed. No provision of this Agreement shall confer any right upon the Participant to continued Service with the Company or any Subsidiary.
14.    Code Section 409A. If any provision of this Agreement would result in the imposition of an additional tax under Code Section 409A and related regulations and Treasury pronouncements (“Section 409A”), that provision will be reformed to avoid imposition of the additional tax, including that any Award subject to Section 409A held by a Specified Employee that is settled by reason of termination of employment (other than death) shall be delayed in payment until the expiration of six months, and no action taken to comply with Section 409A shall be deemed to adversely affect the Participant’s rights to an Award. This Award is intended to comply with or be exempt from Section 409A, and ambiguous provisions hereof, if any, shall be construed and interpreted consistent with such intent.

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15.    Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas, excluding any choice of law provision thereof that would result in the application of the laws of any other jurisdiction.
16.    Amendment. Except as set forth herein, this Agreement cannot be modified, altered or amended except by an agreement, in writing, signed by both the Company and the Participant.
17.    Entire Agreement. This Agreement, together with the applicable provisions of the Plan, constitute the entire agreement of the Company and the Participant with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, regarding the subject matter hereof.
[Signature Page Follows]

OCEANEERING INTERNATIONAL, INC.
Award Date:	February 18, 2016	By:
David K. Lawrence
Senior Vice President, General Counsel
and Secretary

The Participant hereby accepts the foregoing 2016 Restricted Stock Unit Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.

PARTICIPANT:

Date:

Participant’s Address:

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Exhibit A to
2016 Restricted Stock Unit Agreement

Designation of Beneficiary
I,                  (“Participant”), hereby declare that upon my death,                  (the “Beneficiary”) of                      (address), who is my              (relationship), will be entitled to the Award which may become payable under the Plan and all other rights accorded the Participant under the Participant’s 2016 Restricted Stock Unit Agreement (capitalized terms used but not defined herein have the respective meanings assigned to them in such agreement).
It is understood that this designation of Beneficiary is made pursuant to the Agreement and is subject to the conditions stated therein, including the Beneficiary’s survival of Participant. If any such condition is not satisfied, such rights shall devolve according to the Participant’s last will and testament, or if none, then the laws of descent and distribution.
It is further understood that all prior designations of beneficiary under the Agreement are hereby revoked upon the filing of this designation with the Company. This designation of Beneficiary may only be revoked in writing, signed by the Participant, and filed with the Corporate Secretary of the Company prior to the Participant’s death.

Participant

Date

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